Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) each of the persons named below agrees to this joint filing of Schedule 13G individually and as a trustee of the W.K. Kellogg Foundation Trust and submits this exhibit as proof of its agreement with the other persons named below:

Dated:    February 5, 2019

W.K. KELLOGG FOUNDATION TRUST

By:	THE NORTHERN TRUST COMPANY, as corporate trustee

	By:	/s/ Michael A. Weiland
	Name:	Michael A. Weiland
	Title:	Sr. Vice President

W.K. KELLOGG FOUNDATION

By:	/s/ Michael A. Weiland
Name:	Michael A. Weiland
Title:	Attorney in fact

STEVEN A. CAHILLANE

By:	/s/ Michael A. Weiland
Name:	Michael A. Weiland
Title:	Attorney in fact

LA JUNE MONTGOMERY TABRON

By:	/s/ Michael A. Weiland
Name:	Michael A. Weiland
Title:	Attorney in fact

RODERICK D. GILLUM

By:	/s/ Michael A. Weiland
Name:	Michael A. Weiland
Title:	Attorney in fact